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                                                                      EXHIBIT 11

Allied Capital Corporation II and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Share
Form 10-Q
September 30, 1997

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                                                                     For the Three Months Ended          For the Nine Months Ended
                                                                           September 30,                        September 30,
                                                                   -----------------------------       -----------------------------
                                                                        1997            1996               1997             1996
                                                                   -----------------------------       -----------------------------
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Primary Earnings Per Share:

         Net Increase in Net Assets Resulting
           from Operations                                         $3,627,000         $2,548,000       $12,177,000       $10,709,000
                                                                   =============================       =============================

         Weighted average number of
           shares outstanding                                       7,747,341          7,302,947         7,648,129         7,220,303

         Weighted average number of
           shares issuable on exercise
           of outstanding stock options                                59,581             82,688            72,880            66,405
                                                                   -----------------------------       -----------------------------

         Weighted average number of shares and
           share equivalents outstanding                            7,806,922          7,385,635         7,721,009         7,286,708
                                                                   =============================       =============================

         Earnings per Share                                             $0.46              $0.34             $1.58             $1.47
                                                                   =============================       =============================


Fully Diluted Earnings Per Share:

         Net Increase in Net Assets Resulting
           from Operations                                         $3,627,000         $2,548,000       $12,177,000       $10,709,000
                                                                   =============================       =============================

         Weighted average number of
           shares and share equivalents
           outstanding as computed for
           primary earnings per share                               7,806,922          7,385,635         7,721,009         7,286,708

         Weighted average of additional
           shares issuable on exercise
           of outstanding stock options                                 4,733             18,226            10,359            35,434
                                                                   -----------------------------       -----------------------------

         Weighted average of shares and
           share equivalents outstanding, as adjusted               7,811,655          7,403,861         7,731,368         7,322,142
                                                                   =============================       =============================


         Earnings per Share                                             $0.46              $0.34             $1.58             $1.46
                                                                   =============================       =============================
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